Exhibit 2.1

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is dated as of July 6, 2021, by and between Dragoneer Growth Opportunities Corp., a Cayman Islands exempted company (“Dragoneer”), and Cypress Holdings, Inc., a Delaware corporation (the “Company”, and together with Dragoneer, each, a “Party” and collectively, the “Parties”).

This Amendment is entered into by the Parties in accordance with Section 8.3 (Amendment) of the Business Combination Agreement, dated as of February 2, 2021, by and among Dragoneer, Chariot Opportunity Merger Sub, Inc., a Delaware corporation, and the Company, as amended by Amendment No. 1 to Business Combination Agreement, dated as of April 22, 2021 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). Capitalized terms used and not otherwise defined in this Amendment have the meanings given to such terms in the Business Combination Agreement.

Subject to and upon the terms and conditions set forth herein, the Business Combination Agreement is hereby amended effective from and after the date hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.    Section 7.1(d). Section 7.1(d) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(d)    by either Dragoneer or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to August 5, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Dragoneer if any Dragoneer Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”

2.    Amended Agreement. Each reference to “this Agreement,” “herein,” “hereto,” “hereof” and words of similar import set forth in the Business Combination Agreement and each reference to the Business Combination Agreement in any other agreement, document or other instrument shall, in each case, refer to the Business Combination Agreement as modified by this Amendment. Except as specifically set forth in this Amendment, the Business Combination Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects confirmed.

3.    Conflict. The Parties agree and acknowledge that to the extent any terms, conditions or provisions of this Amendment are in any way inconsistent with or in conflict with any term, condition or provision of the Business Combination Agreement, this Amendment shall govern and control.

4.    General Provisions; Incorporation by Reference. Sections 8.2 through 8.5, Section 8.7, Section 8.10, Section 8.11 and Sections 8.13 through 8.18 of the Business Combination Agreement are hereby incorporated by reference into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

DRAGONEER GROWTH OPPORTUNITIES CORP.

By:	/s/ Pat Robertson
Name:	Pat Robertson
Title:	Director, President and Chief Operating Officer

Signature Page — Amendment No. 2 to Business Combination Agreement

CYPRESS HOLDINGS, INC.

By:	/s/ Githesh Ramamurthy
Name:	Githesh Ramamurthy
Title:	Chief Executive Officer

Signature Page — Amendment No. 2 to Business Combination Agreement